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                                                                    EXHIBIT 4.06

                                NIKU CORPORATION
                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT

        THIS SERIES C PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 13th day of May, 1999, by and between Niku Corporation, a Delaware corporation (the "Company"), and the Purchasers listed on Exhibit A hereto (the "Purchasers").

        THE PARTIES HEREBY AGREE AS FOLLOWS:

        1. Purchase and Sale of Stock.

                1.1 Sale and Issuance of Series C Preferred Stock. Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Initial Closing (as defined below), and the Company agrees to sell and issue to such Purchaser at the Initial Closing, that number of shares of the Company's Series C Preferred Stock set forth opposite such Purchaser's name on Exhibit A hereto (the "Shares") for the purchase price set forth thereon (the "Purchase Price"). The Company's agreement with each Purchaser is a separate agreement, and the sale of the Shares to each Purchaser is a separate sale.

                1.2 Filing of Restated Certificate. The Company shall adopt and file with the Secretary of State of Delaware on or before the Initial Closing an Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit B (the "Restated Certificate").

                1.3 Closing. The initial purchase and sale of the Shares hereunder shall take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California, concurrently with the execution and delivery of this Agreement or at such other time and place as the Company and the Purchasers acquiring a majority of the total number of Shares to be purchased at such time mutually agree upon orally or in writing (which time and place are designated the "Initial Closing"). At the Initial Closing, the Company shall deliver to each Purchaser a certificate representing the Shares that such Purchaser is purchasing against payment of the purchase price therefor by check or wire transfer to an account designated by the Company.

                1.4 Subsequent Closing(s). The Company may sell up to an aggregate of 10,075,000 shares of the Series C Preferred Stock at the Initial Closing and thereafter to such purchasers as it shall select, at the price and on the terms contained herein and in the exhibits hereto, at one or more subsequent closings (each, a "Subsequent Closing") provided that all Subsequent Closings shall take place not later than May 21, 1999 (and the Purchasers consent to such issuances). Upon payment of the purchase price for the Shares being purchased and execution of a signature page counterpart to this Agreement, the Investor Rights Agreement, the Co-Sale Agreement and the Voting Agreement (each as defined below) and without need for an amendment hereto or thereto except to add such purchaser's name to Exhibit A to this Agreement and to the appropriate exhibit to such other agreements, any such purchaser shall



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become a party to this Agreement and such other agreements, and shall be deemed a "Purchaser" for purposes of this Agreement and an "Investor" (or a "New Investor," as applicable) for purposes of such other agreements, in each case as of the date of the applicable Subsequent Closing. The Initial Closing and each Subsequent Closing shall be deemed a "Closing" under this Agreement.

        2. Representations and Warranties of the Company. Except as set forth on the Schedule of Exceptions attached as Exhibit C hereto (the "Schedule of Exceptions"), the Company hereby represents and warrants to each Purchaser as follows.

                2.1 Organization, Good Standing and Qualification. The Company has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. The Company has the corporate power and authority to enter into and perform its obligations under the Agreements (as defined below), to own and operate its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to transact business and is in good standing in the State of California.

                2.2 Capitalization and Voting Rights.

                        (a) The authorized capital of the Company consists, or will consist immediately prior to the Initial Closing, of:

                                (i) Preferred Stock. 34,272,843 shares of
Preferred Stock (the "Preferred Stock") have been authorized, 10,000,000 of which have been designated Series F Preferred Stock (the "Series F Preferred Stock"), all of which are outstanding prior to the Initial Closing, 5,142,851 shares of which have been designated Series A Preferred Stock (the "Series A Preferred Stock"), all of which are issued and outstanding prior to the Initial Closing, 8,629,992 shares of which have been designated Series B Preferred Stock (the "Series B Preferred Stock"), 7,999,992 of which are issued and outstanding prior to the Initial Closing and 10,500,000 shares of which have been designated Series C Preferred Stock (the "Series C Preferred Stock") none of which are issued and outstanding prior to the Initial Closing. The outstanding shares of Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable and were issued in compliance with applicable Federal and state securities laws and have been approved by all requisite corporate and shareholder action. The rights, privileges and preferences of the Preferred Stock will be as stated in the Restated Certificate.

                                (ii) Common Stock. 50,000,000 shares of Common
Stock (the "Common Stock"), of which 6,754,578 shares are issued and outstanding. The outstanding shares of Common Stock are all duly and validly authorized, issued, fully paid and nonassessable and, were issued in compliance with applicable federal and state securities laws and have been approved by all requisite corporate and shareholder action.

                                (iii) Options, Warrants, Reserved Shares. Except
for (i) the conversion privileges of the Preferred Stock, (ii) the 6,000,000 shares of Common Stock reserved for issuance under the Company's 1998 Stock Plan under which options to purchase



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2,865,167 shares are outstanding, (iii) warrants to purchase 630,000 shares of
Series B Preferred Stock, there is no outstanding option, warrant, right (including conversion or preemptive rights) or agreement for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock. Apart from the exceptions noted in this
Section 2.2(a), and except for rights of first refusal held by the Company to purchase shares of its stock issued under the Company's 1998 Stock Plan, no shares of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

                2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

                2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Third Amended and Restated Investor Rights Agreement attached hereto as Exhibit D (the "Rights Agreement"), the Amended and Restated Co-Sale Agreement attached hereto as Exhibit E (the "Co-Sale Agreement") and the Amended and Restated Voting Agreement attached hereto as Exhibit F (the "Voting Agreement," and collectively with the Rights Agreement, the Co-Sale Agreement and this Agreement, the "Agreements"), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series C Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series C Preferred Stock has been taken or will be taken prior to the Initial Closing, and the Agreements, when executed and delivered, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting or relating to the enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of and/or other equitable remedies. The Series C Preferred Stock being purchased by Purchasers hereunder, when issued, paid for and delivered in accordance with the terms of this Agreement for the consideration expressed herein, (when issued in accordance with the Restated Certificate), will be duly authorized and validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Series C Preferred Stock, have been duly and validly reserved for issuance upon conversion thereof and, when issued upon such conversion in accordance with the Restated Certificate (assuming no change in the Restated Certificate or in applicable law), will be duly authorized and validly issued, fully paid and nonassessable.

                2.5 Consents and Agreements. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, third party not already a party to any of the Agreements or any federal, state or local governmental authority on the part



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of the Company is required in order to enable the Company to execute, deliver and perform its obligations under this Agreement, the Rights Agreement, the Co-Sale Agreement or the Voting Agreement except for such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

                2.6 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending (or, to the Company's knowledge, currently threatened) against the Company, its activities, properties or assets or, to the Company's knowledge, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company.

                2.7 Proprietary Information and Inventions Agreements. Each employee, officer and consultant of the Company has executed a Confidential Information and Inventions Assignment in the form attached as Exhibit G. The Company is not aware that any of its employees, officers or consultants are in violation thereof, and the Company will use its best efforts to prevent any such violation. The Company is not aware that any officer or key employee intends to terminate employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles relating to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

                2.8 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

                2.9 Financial Statements. Prior to the Initial Closing, the Company has made available to each Purchaser its unaudited balance sheet and income statement at and for the year ended December 31, 1998 and the three months ended March 31, 1999 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated, except that the Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments which the Company does not expect to be material. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the Financial Statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the



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financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm, corporation or other entity.

                2.10 Books and Records. The minute books of the Company contain accurate summary records of all meetings and written consents to action of the Company's stockholders, the Company's Board of Directors and all committees, if any, appointed by the Board of Directors. The Company's stock ledger is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

                2.11 Rights of Registration. Except as contemplated in the Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

                2.12 Proprietary Rights. To its knowledge, the Company owns, has licensed or otherwise possesses all trademarks, trade names, copyrights and other intellectual property rights necessary to conduct its business as now being conducted without any known conflict with or infringement upon any intellectual property rights of others. The Company has not received any notice alleging that the Company has infringed upon or is conflict with the asserted rights of others. The Company has certain trade secrets, including know-how, computer software programs and other proprietary data (the "Proprietary Information") used, or proposed to be used, in the development, manufacture and sale of its products. To its knowledge, the Company has the right to use the Proprietary Information, except that the possibility exists that other persons may have independently developed trade secrets or technical information similar or identical to those of the Company.

                2.13 No Conflict of Interest. The Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. To the Company's knowledge, none of the Company's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company's stock). To the Company's knowledge, none of the Company's officers or directors or any members of their immediate families have, directly or indirectly, any economic interest in any contract material to the Company other than with respect to equity held in the Company.

                2.14 Tax Returns. All tax returns, declarations, statements, reports, schedules, forms and information returns ("Returns") required by all U.S. federal, state and local and foreign jurisdictions (in each case, including all political subdivisions thereof) relating to all U.S. federal, state, local and foreign taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto ("Taxes"), if any, required to be filed by the Company prior to the Initial Closing have been (or will be) timely filed and such Returns are (or will be) true, complete and correct in all material respects. All Taxes shown on any such Returns to be due from the



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Company that are due and payable have been paid, other than those being contested in good faith and for which an adequate reserve or accrual has been established in accordance with GAAP. The Company does not know of any actual or proposed material addition Tax assessments against the Company.

                2.15 Compliance with Laws. The Company has obtained and maintained in good standing all of its licenses, permits, consents and authorizations required to be obtained by it or them under federal, state and local laws (collectively, "Laws"), except for those which, individually or in the aggregate, would not have a material adverse effect on the assets, condition, affairs or prospects of the Company, financially or otherwise, and all such licenses, permits, consents and authorizations remain in full force and effect. The Company is in material compliance with such Laws, and there is no pending or, to the Company's knowledge, threatened, action or proceeding against the Company under any of such Laws, other than any such actions or proceedings which, individually or in the aggregate, if adversely determined, would not have a material adverse effect on the assets, condition, affairs or prospects of the Company, financially or otherwise.

                2.16 Qualified Small Business Stock.

                        (a) As of and immediately following the Closing, the Shares will meet each of the requirements for qualification as "qualified small business stock" set forth in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code"), including without limitation the following: (i) the Company will be a domestic C corporation, (ii) the Company will not have made any purchases of its own stock described in Code Section 1202(c)(3)(B) during the one-year period preceding the Closing, and (iii) the Company's (and any predecessor's) aggregate gross assets, as defined by Code Section 1202(d)(2), at no time from the date of incorporation of the Company and through the Closing have exceeded or will exceed $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3).

                        (b) As of the Closing, at least 80% (by value) of the assets of the Company are used by it in the active conduct of one or more qualified trades or businesses, as defined by Code Section 1202(e)(3), and the Company is an eligible corporation, as defined by Code Section 1202(e)(4).

                2.17 Year 2000 Compliance. To the Company's knowledge, the Company's products and services shall not fail to perform any function specified in the product specifications therefor, or otherwise be adversely affected in any material respect, solely as a result of the date change from December 31, 1999 to January 1, 2000, including without limitation, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values which reflect the correct century. In addition, to the best of the Company's knowledge, all of the products and services upon which the Company is materially reliant, either individually or in the aggregate, including, without limitation, information technology systems such as financial and order entry



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systems, non-information technology systems such as phones and facilities, third party licensed software and the products and services of the Company's customers, vendors and suppliers are designed to be used prior to, during, and after calendar year 2000 A.D., and such products and services will operate during each such time period without error relating to date data, including without limitation any error relating to, or the product of, date data that represents or references different centuries or more than one century.

                2.18 No Contravention. The execution, delivery and performance by the Company of this Agreement and each other Agreement, including, without limitation, the issuance of the Series C Preferred Stock: (a) do not and will not contravene the terms of the Certificate of Incorporation, as amended, or By-Laws, as amended, of the Company, or any law, rule, regulation or similar requirement applicable to the Company or its assets, business or properties; (b) do not and will not (i) conflict with, contravene, result in any violation or breach of or default under (with or without the giving of notice or the lapse of time or both), (ii) create in any other person or entity a right or claim of termination or amendment, or (iii) require modification, acceleration or cancellation of any agreement, contract, or other instrument or contractual obligation of the Company; and (c) do not and will not result in the creation of any lien, charge or encumbrance (or obligation to create a lien, charge or encumbrance) against any property, asset or business of the Company.

                2.19 Management Certificate. The representations and warranties in the "Management Certificate" provided by the Company to Fenwick & West LLP in connection with the rendering of a legal opinion at the Initial Closing are true and correct.

                2.20 Prior Representations. The representations and warranties made by the Company in the agreements pursuant to which it sold shares of Preferred Stock prior to the date hereof and in the other documents signed in connection therewith were true and accurate as of the date such representations and warranties were made.

        3. Representations and Warranties of Purchaser. Each Purchaser, severally and not jointly, hereby represents and warrants that:

                3.1 Authorization. Such Purchaser has full power and authority to enter into the Agreements and the Agreements, when executed, will constitute valid and legally binding obligations of such Purchaser, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.

                3.2 Purchase Entirely for Own Account. This Agreement is made with such Purchaser in reliance upon Purchaser's representation to the Company, which by such Purchaser's execution of this Agreement such Purchaser hereby confirms, that the Series C Preferred Stock to be received by such Purchaser and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such



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Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that, except as disclosed to the Company, such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Purchaser further represents that, except as disclosed to the Company, such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

                3.3 Disclosure of Information. Such Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series C Preferred Stock. Such Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series C Preferred Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of such Purchaser to rely thereon.

                3.4 Investment Experience. Such Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series C Preferred Stock. If other than an individual, such Purchaser also represents it has not been organized solely for the purpose of acquiring the Series C Preferred Stock.

                3.5 Accredited Investor. Such Purchaser is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect.

                3.6 Restricted Securities. Such Purchaser understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. In addition, such Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Each Purchaser understands that no public market presently exists for the Series C Preferred Stock or Common Stock of the Company, and that there are no assurances that any such market will be created.

                3.7 Further Limitations on Disposition. Without in any way limiting the above, such Purchaser further agrees not to make any disposition of all or any portion of the Securities unless:

                        (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or



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                        (b) (i) Such Purchaser shall have notified the Company
of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act, provided, however, that the Company will not request an opinion in connection with customary distributions to general and limited partners of venture capital funds.

                3.8 Legends. It is understood that the certificate(s) evidencing the Shares shall bear the following legends:

                        (a) "The shares represented by this certificate have
                been acquired for investment and have not been registered under the Securities Act of 1933, as amended. Such shares may not be sold or transferred in the absence of such registration or, if the Corporation timely requests, unless the Corporation receives an opinion of counsel reasonably acceptable to it stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of said act. Copies of the agreements covering the purchase of these shares and restricting their transfer may be obtained at no cost by written request made by the holder of record of this certificate to the Secretary of the Corporation at the principal executive offices of the Corporation."

                        (b) "The shares represented by this certificate are
                subject to the market stand-off provisions contained in the Corporation's Third Amended and Restated Investor Rights Agreement. A copy of such agreement may be obtained without charge upon written request to the Corporation at its principal place of business."

                        (c) Any other legends required by the Agreements or
                applicable law.

        4. Conditions of Purchasers' Obligations at Closing. The obligations of each Purchaser to purchase Shares at the applicable Closing are subject to the fulfillment of each of the following conditions.

                4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true in all material respects on and as of the applicable Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

                4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the applicable Closing.



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                4.3 Compliance Certificate. The President of the Company shall deliver to such Purchaser at the applicable Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

                4.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares at the applicable Closing shall have been obtained by the Company as of such Closing.

                4.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the applicable Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to such Purchaser.

                4.6 Restated Certificate. The Restated Certificate shall have been filed with the Delaware Secretary of State.

                4.7 Rights Agreement. The Company, such Purchaser and Investors (as defined therein) holding a sufficient number of shares of "Registrable Securities" to amend and restate the Company's Second Amended and Restated Investor Rights Agreement shall have entered into and delivered the Rights Agreement.

                4.8 Co-Sale Agreement. The Company, such Purchaser and the Founders (as defined in the Co-Sale Agreement) holding a sufficient number of Shares to amend and restate the prior Co-Sale Agreement shall have entered into and delivered the Co-Sale Agreement.

                4.9 Voting Agreement. The Company, such Purchaser and the stockholders specified therein holding a sufficient number of Shares to amend and restate the prior Voting Agreement shall have entered into and delivered the Voting Agreement.

                4.10 Opinion of Company Counsel. Such Purchaser shall have received from Fenwick & West LLP, counsel for the Company, an opinion, dated as of the applicable Closing.

                4.11 Board of Directors. As of the Initial Closing, the Board shall be comprised of Farzad Dibachi, Terence Garnett, John Chen, Maynard Webb, William Raduchel, and Michael Brooks, and Mr. Brooks and the Company shall have executed and delivered an Indemnification Agreement in a form satisfactory to Mr. Brooks and the Company.

        5. Conditions of the Company's Obligations at Closing. The obligations of the Company to sell and issue the Shares at the applicable Closing are subject to the fulfillment of each of the following conditions:

                5.1 Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true in all material respects on and as of the applicable Closing with the same effect as though such representations and warranties had been made on and as of such Closing.



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                5.2 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities at the applicable Closing pursuant to this Agreement shall be duly obtained and effective as of such Closing.

                5.3 Restated Certificate. The Restated Certificate shall have been filed with the Delaware Secretary of State.

                5.4 Rights Agreement. The Company and Investors (as defined therein) holding a sufficient number of shares of "Registrable Securities" to amend and restate the Company's Second Amended and Restated Investor Rights Agreement shall have entered into and delivered the Rights Agreement.

                5.5 Co-Sale Agreement. The Company, the Founders (as defined in the Co-Sale Agreement) and Investors (as defined in the Co-Sale Agreement) holding a sufficient number of shares to amend and restate the prior Co-Sale Agreement shall have entered into and delivered the Co-Sale Agreement.

                5.6 Voting Agreement. The Company and the other parties thereto, holding a sufficient number of shares to amend and restate the prior Voting Agreement shall have entered into and delivered the Voting Agreement.

        6. Covenants.

                6.1 Key Man Insurance. If and to the extent the Board of Directors deems it reasonable and appropriate, the Company shall obtain and maintain term life insurance on key employees with the Company as named beneficiary.

                6.2 Indemnification Agreements. The Company has entered into customary indemnification agreements with each of its current directors and executive officers and, for so long as J.H. Whitney & Co. or its affiliates continue to have a designated representative on the Board in accordance with the Voting Agreement, shall enter into such agreements with future directors and executive officers.

                6.3 Publicity. The Company agrees not to make any public disclosure of any Purchaser's investment without such Purchaser's consent. Each Purchaser agrees not to make any public disclosure of its investment in the Company without the Company's prior consent.

                6.4 Directors and Officers Insurance. The Company agrees to use commercially reasonable efforts to obtain and provide Directors and Officers insurance coverage, so long as J.H. Whitney & Co. continues to have a designated representative on the Board, in accordance with the Voting Agreement, within ninety (90) days of closing in amounts reasonably acceptable to J.H. Whitney & Co. and the Company.

                6.5 Board of Directors Meetings. The Company shall pay reasonable travel expenses to and from all Board of Directors meetings (including lodgings and meals) for J.H.

Whitney & Co.'s designee on the Board of Directors, so long as J.H. Whitney & Co. continues to have a designated Board member in accordance with the Voting Agreement.

                6.6 Termination of Covenants. Except as otherwise provided in Sections 6.2, 6.4 and 6.5 above, the covenants contained in this Section 6 shall terminate upon the earliest to occur of any one of the following events:

                        (a) The liquidation, dissolution or indefinite cessation of the business operations of the Company;

                        (b) The execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company;

                        (c) The consummation of an underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement on form S-1 or SB-2 under the Securities Act, yielding gross proceeds to the Company in excess of twenty million dollars ($20,000,000);

                        (d) The acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation); or a sale of all or substantially all of the assets of the Company (including, for purposes of this section, intellectual property rights which, in the aggregate, constitute substantially all of the Company's material assets); unless in each case, the Company's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.

        7. Miscellaneous.

                7.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                7.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                7.5 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five
(5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one
(1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to a Purchaser, at such Purchaser's address as set forth on Exhibit A, and (ii) if to the Company, at the address of its principal corporate offices (attention: Secretary), or at such other address as a party may designate by ten days' advance written notice to the other party pursuant to the provisions above.

                7.6 Finder's Fee. Each party, severally and not jointly, represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its officers, partners, employees, or representative is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                7.7 Fees and Expenses. The Company shall pay the reasonable fees and expenses, of Morrison Cohen Singer & Weinstein, LLP, counsel to J.H.
Whitney & Co. managed Purchasers, incurred with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby, up to a maximum of $25,000.

                7.8 Amendment and Waivers. Any term of this Agreement may be amended and the breach of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of at least two-thirds (66 2/3%) of the Common Stock issued or issuable upon conversion of the Series C Preferred Stock sold hereunder and voting as a single class, provided, that no such consent will be required to add a party pursuant to
Section 1.4 hereof. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and the Company.

                7.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                7.10 Aggregation of Stock. All shares of the Series C Preferred Stock held or acquired (or Common Stock issued upon conversion thereof) by affiliated entities or persons shall be aggregated for the purpose of determining the availability of or discharge of any rights under this Agreement.

                7.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

                7.12 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                7.13 Survival of Representations and Warranties. All representations and warranties of the Company made herein shall survive the execution and delivery of this Agreement, any due diligence or other investigation by or on behalf of the Purchasers, acceptance of the Shares and payment therefor.

                                LIST OF EXHIBITS

Exhibit A - Purchasers

Exhibit B - Restated Certificate

Exhibit C - Schedule of Exceptions

Exhibit D - Rights Agreement

Exhibit E - Co-Sale Agreement

Exhibit F - Voting Agreement

Exhibit G -Confidential Information and Inventions Assignment Agreement

                                    EXHIBIT A
                             SCHEDULE OF PURCHASERS

                                                                                PURCHASE
                                                                                PRICE PER           AGGREGATE
NAME                                                          NO. OF SHARES       SHARE           PURCHASE PRICE
----                                                          -------------     ---------         --------------
J.H. Whitney III, L.P.                                           4,416,199        $ 1.99          $ 8,788,236.01
177 Broad Street
Stamford, CT 06901

Attn: Mr. Daniel J. O'Brien

Whitney Strategic Partners III, L.P.                               106,414        $ 1.99          $   211,763.86
177 Broad Street
Stamford, CT 06901
Attn:  Mr. Daniel J. O'Brien

         in each case, with copies to:

         Morrison Cohen Singer & Weinstein, LLP
         750 Lexington Avenue
         New York, NY 10022
         Attn: David A. Scherl, Esq

Peter O. Crisp                                                      25,126        $ 1.99          $    50,000.74
103 Horseshoe Road
Mill Neck, NY 11765

F & W Investments 1998                                              25,126        $ 1.99          $    50,000.74
2 Palo Alto Square
Palo Alto, CA 94306

Kip Fern                                                            25,126        $ 1.99          $    50,000.74
6222 185th Avenue NE
Redmond, WA 99052

Terence J. Garnett and Katrina A. Garnett,                         502,513        $ 1.99          $ 1,000,000.87
Trustees of the Garnett Family Trust U/D/T
dated 4/2/97
2494 Sand Hill Road, Suite 200
Menlo Park, CA 94025

Terence J. Garnett                                                  75,377        $ 1.99          $   150,000.23
2494 Sand Hill Road, Suite 200
Menlo Park, CA 94025

                                                                                PURCHASE
                                                                                PRICE PER           AGGREGATE
NAME                                                          NO. OF SHARES       SHARE           PURCHASE PRICE
----                                                          -------------     ---------         --------------
Hambrecht & Quist
Attn:  Michael Beblo, CFO
One Bush Street
San Francisco, CA 94104

         Hambrecht & Quist California                               49,121        $ 1.99          $    97,750.79

         Hambrecht & Quist Employee Venture Fund, L.P. II           28,391        $ 1.99          $    56,498.09

         Access Technology Partners, L.P.                          396,985        $ 1.99          $   790,000.15

         Access Technology Partners Brokers Fund, L.P.               4,397        $ 1.99          $     8,750.03

         Cristina Morgan                                            12,563        $ 1.99          $    25,000.37

         A.G. Edwards & Sons C/F Douglas P.                          5,025        $ 1.99          $     9,999.75
         Smith IRA Account

         Kenneth Hao                                                 2,513        $ 1.99          $     5,000.87

         Donald Fornes                                               3,518        $ 1.99          $     7,000.82

Phoenix Partners IIIB                                              251,256        $ 1.99          $   499,999.44
Attn: David Moss
1000 Second Avenue, Suite 3600
Seattle, WA 99104

Phoenix Partners IV                                                251,256        $ 1.99          $   499,999.44
Attn: David Moss
1000 Second Avenue, Suite 3600
Seattle, WA 99104

TCW/ICICI India Private Equity Fund, L.L.C.                        705,944        $ 1.99          $ 1,404,828.56
c/o Trust Company of the West
Michael Sheldon, Managing Director
865 South Figueroa Street
Los Angeles, CA 90017

TCW/ICICI India Private Equity Amp Fund, L.L.C.                    299,081        $ 1.99          $   595,171.19
c/o Trust Company of the West
Michael Sheldon, Managing Director
865 South Figueroa Street

                                                                                PURCHASE
                                                                                PRICE PER           AGGREGATE
NAME                                                          NO. OF SHARES       SHARE           PURCHASE PRICE
----                                                          -------------     ---------         --------------
Los Angeles, CA 90017

Michael Tyrrell                                                     25,126        $ 1.99          $    50,000.74
27 Ballast Lane
Marblehead, MA 01945

Venrock Associates                                                 999,246        $ 1.99          $ 1,988,499.54
Kim Rummelsburg
2494 Sand Hill Road, Suite 200
Menlo Park, CA 94025

Venrock Associates II, L.P.                                      1,437,940        $ 1.99          $ 2,861,500.60
Kim Rummelsburg
2494 Sand Hill Road, Suite 200
Menlo Park, CA 94025

Maynard and Irene Webb,                                             50,251        $ 1.99          $    99,999.49
Trustees of the Webb Family Trust
Dated June, 1995
P. O. Box 8975
17688 Calle Mayor
Rancho Santa Fe, CA 92067-8975

Henricus J. Stander III                                             25,126        $ 1.99          $    50,000.74
c/o Trust Company of the West
Michael Sheldon, Managing Director
865 South Figueroa Street
Los Angeles, CA 90017

Mark A. Moore                                                       12,563        $ 1.99          $    25,000.37
708 Laurel Avenue
Burlingame, CA 94010

Comdisco, Inc.                                                     251,256        $ 1.99          $   499,999.44
Attention:  Grace Gillen
3000 Sand Hill Road
Building 1, Suite 155
Menlo Park, CA 94025

       TOTALS                                                    9,987,439                        $19,875,003.61

                                    EXHIBIT B

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                               OF NIKU CORPORATION
                             a Delaware corporation
        (Originally incorporated on January 8, 1998 as Niku Corporation)

                                    ARTICLE I

        The name of this corporation is Niku Corporation (the "Corporation").

                                   ARTICLE II

        The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Service Company.

                                   ARTICLE III

        The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

        A. Classes of Stock. This Corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Eighty-Four Million Two Hundred Seventy-Two Thousand Eight Hundred Forty-Three (84,272,843) shares. Fifty Million (50,000,000) shares shall be Common Stock, par value $0.0001 per share, and Thirty-Four Million Two Hundred Seventy-Two Thousand Eight Hundred Forty-Three (34,272,843) shares shall be Preferred Stock, par value $0.0001 per share. Ten Million (10,000,000) shares of Preferred Stock shall be designated "Series F Preferred Stock," Five Million One Hundred Forty-Two Thousand Eight Hundred Fifty-One (5,142,851) shares of Preferred Stock shall be designated "Series A Preferred Stock", Eight Million Six Hundred Twenty-Nine Thousand Nine Hundred Ninety-Two (8,629,992) shares of Preferred Stock shall be designated "Series B Preferred Stock" and Ten Million Five Hundred Thousand (10,500,000) shares shall be designated "Series C Preferred Stock."

        B. Rights, Preferences, Privileges and Restrictions of Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series F Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (collectively, the "Preferred Stock") are as set forth below in this Article IV(B).

                1. Dividend Provisions. The holders of shares of Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock) on the Common Stock of this Corporation, at the rate of (a) $0.0025 per share per annum in the case of Series F Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares), (b) $0.0175 per share per annum in the case of Series A Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares (c) $0.0375 per share per annum in the case of Series B Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and (d) $0.10 per share per annum in the case of Series C Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares), when, as and if declared by the Board of Directors of the Corporation. Such dividends shall not be cumulative. No dividend shall be paid on shares of Common Stock in any fiscal year unless the aforementioned preferential dividends of the Preferred Stock shall have been paid in full and the aggregate dividends paid on each share of Preferred Stock during such fiscal year equals or exceeds the dividends per share (computed on an as-converted basis) paid during such fiscal year on the Common Stock.

                2. Liquidation Preference.

                        a. Primary Distribution. In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary (a "Liquidation"),

                                (i) each holder of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of other series of Preferred Stock or Common Stock by reason of their ownership thereof an amount equal to: (A) if the effective date of the Liquidation occurs within one year of the Series C Original Issue Date (as defined below), the sum of (x) $2.50 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) and
        (y) all declared but unpaid dividends on such shares, for each share of Series C Preferred Stock held by such holder; (B) if the effective date of the Liquidation occurs after one year from the Series C Original Issue Date but within two years of the Series C Original Issue Date, the sum of (x) $3.125 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) and (y) all declared but unpaid dividends on such shares, for each share of Series C Preferred Stock held by such holder; and (C) if the effective date of the Liquidation occurs at any time after two years of the Series C Original Issue Date but within three years of the Series C Original Issue Date, the sum of (x) $3.91 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) and (y) all declared but unpaid dividends on such shares, for each share of Series C Preferred Stock held by such holder;

                                (ii) each holder of the Series F Preferred Stock shall be entitled to receive an amount equal to the sum of (x) five cents ($0.05) (the "Original Series F Issue Price") for each share of Series F Preferred Stock held of record by such holder (as adjusted for any stock dividends, combinations or splits with respect to such shares) and (y) all declared but unpaid dividends on such shares;

                                (iii) each holder of the Series A Preferred
        Stock shall be entitled to receive an amount equal to the sum of (x) thirty-five cents ($0.35) (the "Original Series A Issue Price") for each share of Series A Preferred Stock held of record by such holder (as adjusted for any stock dividends, combinations or splits with respect to such shares) and (y) all declared but unpaid dividends on such shares; and

                                (iv) each holder of the Series B Preferred Stock shall be entitled to receive an amount equal to the sum of (x) seventy-five cents ($0.75) ("Original Series B Issue Price") for each share of Series B Preferred Stock held of record by such holder (as adjusted for any stock dividends, combinations or splits with respect to such shares) and (y) all declared but unpaid dividends on such shares.

If upon the occurrence of such event, the assets and funds of the Corporation legally available for distribution shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably first among the holders of the Series C Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive and then among the holders of the Series F, Series A, and Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                        b. Secondary Distribution. Upon the completion of the distribution required by Section 2(a), the remaining assets of the Corporation available for distribution to stockholders shall be distributed of record among the holders of Common Stock pro rata in proportion to the number of shares of Common Stock held of record by each.

                        c. Definition of Liquidation Event; Notice.

                                (i) For purposes of this Section 2, a
"Liquidation" of this Corporation shall be deemed to be occasioned by, and to include, without limitation, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation); or (B) a sale of all or substantially all of the assets of the Corporation (including, for purposes of this section, intellectual property rights which, in the aggregate, constitute substantially all of the Corporation's material assets); unless in each case, the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.

                                (ii) In any of such events, if the consideration
received by the Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities received as consideration shall be valued as follows:

                                        (A) Securities not subject to investment
letter or other similar restrictions on free marketability shall be valued as follows: (1) if traded on a securities exchange or through The Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty day period ending three days prior to the closing; (2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty day period ending three days prior to the closing; and (3) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                                        (B) Securities subject to investment
letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be valued in such a manner as to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                                (iii) The Corporation shall give each holder of
record of Preferred Stock written notice of any such impending transaction not later than ten (10) days prior to the stockholder meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction whichever notice date is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction, the provisions of this Section 2, and the amounts anticipated to be distributed to holders of each outstanding class of capital stock of the Corporation pursuant to this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of the then outstanding shares of Preferred Stock (computed on an as-converted basis).

                                (iv) In the event the requirements of subsection
2(c)(iii) are not complied with, this Corporation shall forthwith either:

                                        (A) cause such closing to be postponed
until such time as the requirements of subsection 2(c)(iii) have been complied with; or

                                        (B) cancel such transaction, in which
event the rights, preferences and privileges of the holders of the Preferred Stock shall continue to be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iii).

                3. Conversion. The holders of Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                        a. Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Original Issue Price of such share by the Conversion Price applicable to such share in effect for such Preferred Stock on the date the certificate is surrendered for conversion. The Original Issue Price for the Series C Preferred Stock (the "Original Series C Issue Price") is $1.99 per share. The initial Conversion Price per share for shares of Preferred Stock shall be the Original Series F Issue Price for the Series F Preferred Stock, the Original Series A Issue Price for the Series A Preferred Stock, the Original Series B Issue Price for the Series B Preferred Stock and the Original Series C Issue Price for the Series C Preferred Stock; provided, however, that such Conversion Prices shall be subject to adjustment as set forth in subsection 3(d).

                        b. Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock by dividing the applicable Original Issue Price of such share by the Conversion Price applicable to such share at the time in effect for such Preferred Stock immediately upon the earlier of (i) except as provided below in subsection 3(c), the Corporation's sale of its Common Stock in an underwritten public offering on form S-1 or SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), yielding gross proceeds (before deduction of underwriter's discounts, commissions, or other costs and fees associated with the offering) to the Corporation in excess of Twenty Million Dollars ($20,000,000) if the Valuation (computed in accordance with Section 3(d)(i)(A)(III)(6) herein) of the Corporation is greater than or equal to Ninety Million Dollars ($90,000,000) immediately before such offering, and (ii) the date specified by written consent or agreement of the holders of at least a majority of the voting power of the then outstanding shares of Preferred Stock (computed on an as-converted basis) which majority must include at least two-thirds (66 2/3%) of the voting power of the then outstanding shares of Series C Preferred Stock (computed on an as-converted basis).

                        c. Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion, unless otherwise designated by the holder, will be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                        d. Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits, Dividends and Combinations. The Conversion Prices of the Preferred Stock shall be subject to adjustment from time to time as follows:

                                (i)(A)(I) Adjustment Formula for Series F,
Series A and Series B Preferred Stock. If at any time or from time to time after the Series C Original Issue Date the Corporation issues or sells Additional Stock (as hereinafter defined), for an Effective Price (as hereinafter defined) that is less than the applicable Conversion Price for a series of Preferred Stock (other than the Series C Preferred Stock) in effect immediately prior to such issue or sale (or deemed issue or sale), then, and in each such case, the applicable Conversion Price for such series of Preferred Stock (other than the Series C Preferred Stock) shall be reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying such Conversion Price by a fraction:

                                                (x) The numerator of which shall
be the sum of (A) the number of shares of Common Stock issued and outstanding immediately prior to such issue or sale of Additional Stock plus (B) the quotient obtained by dividing the aggregate consideration received by the Corporation for the total number of Additional Stock so issued or sold (or deemed so issued and sold) by the Conversion Price for such series of Preferred Stock in effect immediately prior to such issue or sale; and

                                                (y) The denominator of which
shall be the sum of (A) the number of shares of Common Stock issued and outstanding immediately prior to such issue or sale plus (B) the number of Additional Stock so issued or sold (or deemed so issued and sold). The foregoing calculation of Common Stock outstanding shall take into account shares deemed issued pursuant to Section 3(d)(i)(E) on account of options, rights, convertible or, exchangeable securities (or actual or deemed consideration therefor).

                                (II) Adjustment Formula for Series C Preferred
Stock. If at any time or from time to time after the Series C Original Issue Date the Corporation issues or sells Additional Stock for an Effective Price that is less than the Conversion Price for Series C Preferred Stock in effect immediately prior to such issue or sale (or deemed issue or sale), then, and in each such case, the Conversion Price for the Series C Preferred Stock shall be adjusted as follows:

                                        (1) If the Valuation (as hereinafter
defined), is greater than or equal to Fifty Million Dollars ($50,000,000) immediately prior to the issuance of Additional Stock, then the Conversion Price for the Series C Preferred Stock shall be reduced, as of the close of business on the date of such issuance or sale, to the Effective Price at which such Additional Stock are so issued or sold (or deemed issued or sold).

                                        (2) If the Valuation is less than Fifty
Million Dollars ($50,000,000) immediately prior to the issuance of Additional Stock, then the Conversion Price for the Series C Preferred Stock shall be reduced, first, to a price per share that would yield a Valuation, computed in accordance with Section 3(d)(i)(A)(III)(6) herein, of Fifty Million Dollars ($50,000,000) immediately prior to the issuance of the Additional Stock (the "Adjusted Conversion Price"), and then, the Adjusted Conversion Price for Series C Preferred Stock shall be further reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying such Adjusted Conversion Price by a fraction:

                                                (x) The numerator of which shall
be the sum of (1) the number of shares of Common Stock issued and outstanding immediately prior to such issue or sale of Additional Stock plus (2) the quotient obtained by dividing the aggregate consideration received by the Corporation for the total number of Additional Stock so issued or sold (or deemed so issued and sold) by the Conversion Price for such series of Preferred Stock in effect immediately prior to such issue or sale; and

                                                (y) The denominator of which
shall be the sum of (1) the number of shares of Common Stock issued and outstanding immediately prior to such issue or sale plus (2) the number of Additional Stock so issued or sold (or deemed so issued and sold). The foregoing calculation of Common Stock outstanding shall take into account shares deemed issued pursuant to Section 3(d)(i)(E) on account of options, rights, or convertible or exchangeable securities (or actual or deemed consideration therefor).

                                (III) Certain Definitions. For the purpose of
this Section 3(d) the following terms have the following meanings:

                                        (1) The "AGGREGATE CONSIDERATION
RECEIVED" by the Corporation for any issue or sale (or deemed issue or sale) of securities shall (a) to the extent it consists of cash, be computed at the gross amount of cash received by the Corporation before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale and without deduction of any expenses payable by the Corporation; (b) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board; and (c) if Additional Stock, Convertible Securities or Options or Rights to purchase either Additional Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Stock, Convertible Securities or Options or Rights.

                                        (2) The "EFFECTIVE PRICE" of Additional
Stock shall mean the quotient determined by dividing the total number of Additional Stock issued or sold, or deemed to have been issued or sold, by the Corporation under this subsection 3(d), into the Aggregate Consideration Received, or deemed to have been received, by the Corporation under this subsection 3(d), for the issuance (or deemed issuance) of such Additional Stock.

                                        (3) "SERIES C ORIGINAL ISSUE DATE" shall
mean the date on which the first share of Series C Preferred Stock is issued by the Corporation.

                                        (4) The "OPTIONS OR RIGHTS" shall mean
warrants, options or other rights to purchase or acquire shares of Common Stock or Convertible Securities.

                                        (5) The "CONVERTIBLE SECURITIES" shall
mean securities convertible into or exchangeable into Additional Stock.

                                        (6) The "VALUATION" of the Company prior
to an issuance of Additional Stock shall mean the Effective Price of the Additional Stock multiplied by the sum of (x) the total number of shares of Common Stock of the Corporation outstanding immediately prior to the issuance of Additional Stock plus (y) the total number of shares of Common Stock of the Corporation into which all then outstanding shares of Convertible Securities and Options or Rights of the Corporation are then convertible or exercisable immediately prior to the issuance of such Additional Stock.

                                (IV) No adjustment of the Conversion Price for a
series of Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 3(d)(i)(D)(3) and 3(d)(i)(D)(4), no adjustment of such Conversion Price pursuant to this Section 3(d)(i) shall have the effect of increasing the Conversion Price for a series of Preferred Stock above the Conversion Price for such shares in effect immediately prior to such adjustment.

                                        (B) In the case of the issuance of
Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                        (C) In the case of the issuance of the
Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Corporation's Board of Directors irrespective of any accounting treatment.

                                        (D) In the case of the issuance (whether
before, on or after the Series C Original Issue Date) of Options or Rights or Convertible Securities, the following provisions shall apply for all purposes of this Section 3(d)(i) and Section 3(d)(ii):

                                        (1) The aggregate maximum number of
shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such Options or Rights shall be deemed to have been issued at the time such Options or Rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 3(d)(i)(C) and 3(d)(i)(D)), if any, received by the Corporation upon the issuance of such Options or Rights plus the minimum exercise price provided for such Options or Rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                        (2) The aggregate maximum number of
shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such Convertible Securities or upon the exercise of Options or Rights to subscribe for Convertible Securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such Convertible Securities were issued or such Options or Rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such Convertible Securities and related Convertible Options or Rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related Options or Rights (the consideration in each case to be determined in the manner provided in Sections 3(d)(i)(B) and 3(d)(i)(C)).

                                        (3) In the event of any change in the
number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such Options or Rights or upon conversion of or in exchange for such Convertible Securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the applicable Conversion Price of the affected series of Preferred Stock, to the extent in any way affected by or computed using such Convertible Options or Rights or Convertible Securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such Options or Rights or the conversion or exchange of such Convertible Securities.

                                        (4) Upon the expiration of any such
Options or Rights, the termination of any such rights to convert or exchange or the expiration of any Options or Rights related to such Convertible Securities, the Conversion Price of the affected series of Preferred Stock, to the extent in any way affected by or computed using such Options, Rights or Convertible Securities or Options or Rights related to such Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Convertible Securities which remain in effect) actually issued upon the exercise of such Options or Rights, upon the conversion or exchange of such Convertible Securities or upon the exercise of the Options or Rights related to such Convertible Securities. Notwithstanding the foregoing sentence, in the event that the issuance of such Options or Rights or Convertible Securities caused an adjustment to the Conversion Price pursuant to Section 3(d)(III)(1) (i.e., a "full-ratchet" adjustment), then upon the expiration of any such Options or Rights or Convertible Securities or the termination of any such rights to convert or exchange or the expiration of any Options or Rights related to such Convertible Securities, without any of such Rights, Options or Convertible Securities, as the case may be, having been exercised and no shares of Common Stock issued pursuant thereto, then the Conversion Price for the Series C Preferred Stock shall be adjusted, to the Conversion Price for the Series C Preferred Stock that was in effect immediately prior to such issuance (the "Prior Series C Conversion Price"), subject, however, to such other adjustments as may have been made or which would have been made pursuant to this
Section 3(d)(III) had the Prior Series C Conversion Price been in effect immediately prior to such sale or issuance of such Options, Rights or Convertible Securities.

                                        (5) The number of shares of Common Stock
deemed issued and the consideration deemed paid therefor pursuant to Sections 3(d)(1)(D)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 3(d)(i)(D)(3) or (4).

                        (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 3(d)(i)(E)) by the Corporation after the Series C Original Issue Date other than:

                                (A) Common Stock issued pursuant to a
transaction described in Section 3(d)(iii) hereof,

                                (B) Up to an aggregate of 8,568,210 shares (such
number of shares of Common Stock to be calculated net of any repurchases of such shares by the Corporation and net of any expired or terminated options, warrants or rights and to be proportionately adjusted for subsequent events described in
(IV)(B)(3)(d)(iii)and(iv) herein) issued as:

                                        (i) Common Stock issuable or issued to
        employees, consultants or directors of the Corporation following the Series C original Issue Date directly or pursuant to a stock option plan or agreement or restricted stock plan or agreement approved by the Board of Directors of the Corporation,

                                        (ii) Capital stock, or options or
        warrants to purchase capital stock, issued to financial institutions, equipment lessors or landlords in connection with commercial credit arrangements, equipment financing, real estate leases or similar transactions approved by the Board of Directors of the Corporation,

                                        (iii) Capital stock or options or
        warrants to purchase capital stock, issued to providers of products or technologies (or rights thereto) to the Corporation, if such issuance is approved by the Board of Directors of the Corporation, or

                                        (iv) Capital stock or options or
        warrants to purchase capital stock, issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Corporation,

                                (C) Common Stock issued or issuable upon
conversion of the Preferred Stock,

                                (D) Capital stock issued or issuable upon
exercise of any outstanding options or warrants to purchase Series A Preferred Stock, Series F Preferred Stock and Series B Preferred Stock which are outstanding as of the Series C Original Issue Date, or

                                (E) Common Stock issued or issuable in a public
offering in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock.

                        (iii) In the event the Corporation should at any time or from time to time after the Series C Original Issue Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or for the determination of the outstanding shares of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock without payment of any consideration by such holder for the additional shares of Common Stock, then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of each applicable series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding.

                        (iv) If the number of shares of Common Stock outstanding at any time after the Series C Original Issue Date is decreased by a combination of the outstanding shares of Common Stock or reverse stock split, then, following the record date of such combination or reverse stock split, the Conversion Price for each applicable series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                        e. Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or Options or Rights not referred to in Section 3(d)(i), then, in each such case for the purpose of this Section 3(e), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                        f. Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3 or Section 2) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, which a holder of Common Stock deliverable upon conversion of such series of Preferred Stock immediately prior to such recapitalization would have been entitled to receive on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the extent that the provisions of this Section 3 (including adjustment of the Conversion Prices then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

                        g. No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

                        h. No Fractional Shares and Certificate as to Adjustment.

                                (i) No fractional shares shall be issued upon
the conversion of any share or shares of the Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share (with one-half being rounded downward). Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                                (ii) Upon the occurrence of each adjustment or
readjustment of the Conversion Price of a series of Preferred Stock pursuant to this Section 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the reasonable written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for each series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of each series of Preferred Stock held by such holder.

                        i. Notices of Record Date. In the event of any taking by the Corporation of a record date for determining the holders of any class of securities who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Preferred Stock, at least ten (10) days prior to the record date specified therein, a notice specifying the record date for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                        j. Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the then outstanding shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite Board of Directors and stockholder approval of any necessary amendment to its Certificate of Incorporation.

                        k. Notices. Any notice required by the provisions of this Section 3 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

        4. Redemption.

                (a) If requested in writing at any time after the seventh anniversary of the Series C Original Issue Date by the holders of at least two-thirds (66 2/3%) of the outstanding Series C Preferred Stock, the Corporation shall redeem, on the terms and conditions stated herein, out of funds legally available therefor, all of the outstanding Preferred Stock in four equal annual installments beginning on the first anniversary of the date redemption is requested by the requisite number of holders (the "Initial Redemption Date") and continuing thereafter on the first, second and third anniversaries of the Initial Redemption Date (each a "Preferred Stock Redemption Date"), by paying in cash therefor (i) in the case of the Series F Preferred Stock, an amount equal to the sum of (x) the Original Series F Issue Price for each share of Series F Preferred Stock held of record by such holder (as adjusted for any stock dividends, combinations or splits with respect to such shares) and (y) all declared but unpaid dividends thereon, (ii) in the case of the Series A Preferred Stock, an amount equal to the sum of (x) the Original Series A Issue Price for each share of Series A Preferred Stock held of record by such holder (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) and (y) all declared but unpaid dividends thereon, (iii) in the case of the Series B Preferred Stock, an amount equal to the sum of (x) the Original Series B Issue Price for each share of Series B Preferred Stock held of record by such holder (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) and (y) all declared but unpaid dividends thereon and
(iv) in the case of the Series C Preferred Stock, an amount equal to the sum of
(x) the Original Series C Issue Price for each share of Series C Preferred Stock, held of record by such holder (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) and (y) all declared but unpaid dividends thereon (the "Series F Redemption Price," "Series A Redemption Price," "Series B Redemption Price," and "Series C Redemption Price," respectively). The number of shares of Preferred Stock that the Corporation shall be required to redeem under this subsection (a) on any one Preferred Stock Redemption Date shall be equal to the amount determined by dividing (x) the aggregate number of shares of shares of Preferred Stock outstanding immediately prior to that Preferred Stock Redemption Date by
(y) the number of remaining Preferred Stock Redemption Dates (including the Preferred Stock Redemption Date to which such calculation applies). In the event that the Corporation is unable to redeem the full number of shares of Preferred Stock to be redeemed on any Preferred Stock Redemption Date, the shares not redeemed shall be redeemed by this Corporation as provided in this Section 4 as soon as practicable after funds are legally available therefor. Any redemption effected pursuant to this subsection 4 (a) shall be made ratably among the holders of the Preferred Stock in proportion to the redemption payment amount each such holder is otherwise entitled to receive on such Preferred Stock Redemption Date.

                (b) At least thirty (30) but no more than sixty (60) days prior to each Preferred Stock Redemption Date, the Corporation shall give written notice by certified or registered mail, postage prepaid, to all holders of outstanding Preferred Stock, at the address last shown on the records of the Corporation for such holder, stating such Preferred Stock Redemption Date, the Series F, the Series A, Series B and Series C Redemption Price, as the case may be, and shall call upon such holder to surrender to the Corporation on such Preferred Stock Redemption Date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed. On or after the Preferred Stock Redemption Date stated in such notice, the holder of each share of Preferred Stock called for redemption shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Series F, Series A, Series B or Series C Redemption Price, as the case may be, for the shares surrendered. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on such Preferred Stock Redemption Date funds necessary for the redemption shall be available therefor, then, as to any certificates evidencing any Preferred Stock so called for redemption and not surrendered, all rights of the holders of such shares shall cease as the close of business on the day immediately preceding the Preferred Stock Redemption Date with respect to such shares, except only the right of the holders to receive the Series F, Series A, Series B or Series C Redemption Price, as the case may be, for the Preferred Stock which they hold, without interest, upon surrender of their certificate or certificates therefor.

        5. Voting Rights. Each holder of shares of Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock held by such holder could be converted, shall have voting rights and powers equal to the voting rights and powers of the holders of Common Stock (except as required by law), shall be entitled to notice of any stockholder meeting in accordance with the Bylaws of the Corporation, and shall vote together as a single class with holders of Common Stock and all series of Preferred Stock on all matters except as required by law or as otherwise specifically provided herein. Fractional votes shall not be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

        6. Status of Converted Preferred Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 3, the shares so converted shall be canceled and shall not thereafter be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

        7. Protective Provisions.

                (a) Class Vote. The Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least (1) a majority of the then outstanding shares of Preferred Stock, voting together as a single class, and (2) two-thirds (66 2/3%) of the then outstanding Series C Preferred Stock, voting as a separate series, authorize or effect the winding up or cessation of business of the Corporation.

                (b) Series Vote. The Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of each series of Preferred Stock so affected, amend, alter, or change in any adverse manner the rights of such series of Preferred Stock. The Corporation shall not, without the approval, by vote or written consent, of the holders of at least two-thirds (66 2/3%) of the then outstanding shares of Series C Preferred Stock, voting as a separate series:

                        (1) amend its Certificate of Incorporation or Bylaws in any manner that would alter or change the rights, preferences, privileges or restrictions of the Series C Preferred Stock so as to materially adversely affect such Series C Preferred Stock;

                        (2) reclassify any outstanding shares of securities of the Corporation into shares having rights, preferences or privileges senior to or on a parity with the Series C Preferred Stock;

                        (3) authorize or issue any other equity security, including any other security convertible into or exercisable for any equity security, having rights or preferences senior to or on a parity with the Series C Preferred Stock as to dividend rights, liquidation, redemption or voting preferences, including without limitation, shares of Series C Preferred Stock;

                        (4) reorganize, consolidate or merge with or into any corporation or effect any transaction or series of related transactions if such transaction or series of related transactions would result in the stockholders of the Corporation immediately prior to such transaction or series of related transactions holding less than a majority of the voting power of the surviving corporation (or its parent corporation if the surviving corporation is wholly owned by the parent corporation);

                        (5) sell, convey or otherwise dispose of all or substantially all the Corporation's assets in a single transaction or series of related transactions;

                        (6) declare or pay any dividends (other than dividends payable solely in shares of its own Common Stock) on or declare or make any other distribution, purchase, redemption or acquisition, directly or indirectly, on account of any shares of Preferred Stock junior to the Series C Preferred Stock as to dividend rights, liquidation, redemption or voting privileges or any shares of Common Stock now or hereafter outstanding other than those distributions, purchases, redemptions, or acquisitions expressly permitted in this Certificate; or

                        (7) incur any indebtedness to a bank, financial institution or lender in excess of ten million dollars ($10,000,000) unless otherwise approved by the Board of Directors.

        C. Common Stock.

                1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Article IV(B) hereof.

                3. Redemption. The Common Stock is not redeemable.

                4. Voting Rights. Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held, shall be entitled to notice of any stockholder meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as is otherwise provided herein or as may be provided by law.

                                    ARTICLE V

        Except as otherwise provided in this Fourth Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                   ARTICLE VI

        The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                   ARTICLE VII

        Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VIII

        Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE IX

        To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is hereafter amended to authorize, with or without the approval of a corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

        Any repeal or modification of the foregoing provisions of this Article IX, by amendment of this Article IX or by operation of law, shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior, to such repeal or modification.

                                    ARTICLE X

        To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with any such person, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or nonstatutory), with respect to actions for breach of duty to a corporation, its stockholders, and others.

        Any repeal or modification of any of the foregoing provisions of this
Article X, by amendment of this Article X or by operation of law, shall not adversely affect any right or protection of a director, officer, employee or agent or other person existing at the time of, or increase the liability of any. director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such repeal or modification.

                                   ARTICLE XI

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE XII

        The Corporation shall have perpetual existence.

                                      * * *

        The foregoing Amended and Restated Certificate of Incorporation has been adopted by the Corporation's directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned has executed this certificate on May __, 1999.


                                        NIKU CORPORATION

                                        By:
                                           -------------------------------------
                                           Farzad Dibachi
                                           President and Chief Executive Officer

                                    EXHIBIT C
                             SCHEDULE OF EXCEPTIONS

        Set forth below are exceptions to the representations and warranties of Niku Corporation (the "Company") contained in Section 2 of the Series C Preferred Stock Purchase Agreement (the "Agreement"). Section references in this Schedule of Exceptions are for convenience only; each disclosure and exception set forth below is intended to qualify all of the Company's representations and warranties in the Agreement. All capitalized terms used herein and not defined herein shall have the same meaning as in the Agreement.



                            [INTENTIONALLY OMITTED]

                                    EXHIBIT D

                                NIKU CORPORATION
              THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

        THIS THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this "Agreement") is made as of the 13th day of May 1999 by and between Niku Corporation, a Delaware corporation (the "Company") and those holders of the Company's securities whose names are set forth on Exhibit A hereto (collectively the "Existing Investors") and those holders of the Company's securities whose names are set forth on Exhibit B hereto (collectively the "New Investors"). The New Investors and the Existing Investors are referred to collectively herein as the "Investors."

        THE PARTIES HEREBY AGREE AS FOLLOWS:

        1. Registration Rights. The Company covenants and agrees as follows:

                1.1 Definitions. For purposes of this Section 1 (unless specifically stated elsewhere):

                        (a) The term "Securities Act" means the Securities Act of 1933, as amended.

                        (b) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof.

                        (c) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                        (d) The terms "register," "registered" and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                        (e) The term "Registrable Securities" means

                                (i) Common Stock issuable or issued upon
conversion of the Shares;

                                (ii) Common Stock now owned by each of Farzad
and Rhonda L. Dibachi, Trustees of the Dibachi Family Trust UDT dated 2/11/98 and the Garnett 1996 Children's Trust UTA dtd 3-11-96, Howard S. Zeprun, Trustee;

                                (iii) Common Stock issued or issuable upon
conversion of Preferred Stock of the Company issued or issuable upon exercise of warrants to purchase Preferred Stock of the Company issued after the date hereof to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, the terms of which are approved by the Board of Directors of the Company, provided that any such additional parties to this Agreement execute a counterpart signature page hereto and agree to be bound by the terms hereof, and

                                (iv) Common Stock of the Company issued as (or
issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the foregoing, excluding in all cases, however, any shares sold or transferred by a person in a transaction in which the rights under this Section 1 are not assigned.

                        (f) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are Registrable Securities.

                        (g) The term "Shares" shall mean shares of the Company's Series F Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

                        (h) The term "SEC" shall mean the Securities and Exchange Commission.

                1.2 Demand Registration.

                        (a) Registration Rights. If the Company shall receive at any time after six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from holders of at least 50% of the Registrable Securities then outstanding ("Initiating Holders"), requesting that the Company file a registration statement under the Securities Act covering the registration of at least twenty percent (20%) of the Registrable Securities then outstanding, then the Company shall:

                                (i) within ten (10) days of the receipt thereof,
give written notice of such request to all Holders; and

                                (ii) effect as soon as practicable, and in any
event within ninety (90) days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b), within fifteen (15) days of the mailing of such notice by the Company in accordance with Section 4.6.

                        (b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute Registrable Securities through such underwriting shall, together with the Company, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.2, if the Company and the underwriter advise the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities, and the number of Registrable Securities that may be included in the underwriting on behalf of each selling Holder shall be allocated pro-rata amongst all selling Holders according to the total number of Registrable Securities held by each such selling Holder. For purposes of the foregoing allocation and any other similar allocations required by this Section 1, for any selling Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder (and in the case of a partnership, any affiliated partnerships), or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro-rata reduction with respect to such "selling Holder" shall be based upon the aggregate number of Registrable Securities owned by all entities and individuals included in such "selling Holder," as defined in this sentence. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder to the nearest 100 shares.

                        (c) Deferral of Registration. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however that the Company may not utilize this right more than twice in any twelve-month period and the Company shall not utilize this right (or the similar right to defer in Section 1.4(b)) for two consecutive one hundred twenty (120) day periods.

                        (d) Number of Registrations. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2 after the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective. For the purposes of this Section 1.2, a proposed registration that is withdrawn due to a material adverse change in the Company's business or financial condition shall not count as a registration.

                1.3 Piggyback Registration Rights.

                        (a) Registration Rights. If the Company proposes to register any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration effected pursuant to Rule 145 under the Securities Act or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities) the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within fifteen (15) days after mailing of such notice by the Company in accordance with Section 4.6, the Company shall, subject to the provisions of paragraph (b) below, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

                        (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to Section 1.3(a). In such event, the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute Registrable Securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.3, if the Company and the managing underwriter determine that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit or exclude entirely the Registrable Securities to be included in such registration. The Company shall so advise all Holders distributing Registrable Securities through such underwriting, and the number of Registrable Securities that may be included in the underwriting on behalf of each selling Holder and each other person distributing securities in such underwriting shall be allocated pro-rata amongst all selling Holders and all such other persons according to the respective amounts of Registrable Securities or other securities entitled to registration rights held by such selling Holders and other persons at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or other person to the nearest 100 shares.

                1.4 Form S-3 Registration. If at any time, and from time to time, that the Company shall be eligible to effect a registration and offering pursuant to Form S-3 under the Securities Act or any successor form ("Form S-3"), the Company shall receive from one or more of the Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                        (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                        (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at a gross aggregate price to the public of less than two million dollars ($2,000,000); (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than twice in any twelve month period, and the Company shall not utilize this right (or the similar right to defer in Section 1.2(c)) for two consecutive one hundred twenty (120) day periods; (4) if the Company has, within the twelve (12) month period preceding the date of such request, previously effected a registration on Form S-3 pursuant to this Section 1.4; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                        (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

                1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                1.6 Expenses of Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to this
Section I for each Holder (which right may be assigned as provided in Section 1.10), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company and no more than one counsel for all the selling Holders, but excluding underwriting discounts and commissions relating to Registrable Securities; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or 1.4 if the registration request is subsequently withdrawn at the request of a majority of the Holders of the Registrable Securities electing to be registered (in which case all participating Holders shall bear such expenses), unless (i) the registration is withdrawn following any deferral of the registration by the Company pursuant to
Section 1.2(c) or 1.4(b); (ii) the registration is withdrawn due to a material adverse change in the Company's business or financial condition; or (iii) in the case of a demand registration pursuant to Section 1.2, the Holders of a majority of the Registrable Securities proposed to be registered by such Holders requesting withdrawal agree that the Holders shall forfeit their right to one registration pursuant to Section 1.2.

                1.7 No Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                1.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                        (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, any underwriter (as defined in the Securities Act) for such Holder or any person who controls such Holder or underwriter within the meaning of the Securities Act or Exchange Act, for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by such Holder, underwriter or controlling person.

                        (b) To the extent permitted by law, each Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, severally but not jointly, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder specified for use in such registration statement; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity by any Holder under this subsection 1.8(b) exceed the net proceeds from the offering received by such Holder.

                        (c) Promptly after receipt by an indemnified party under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with one counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 1.8 unless the failure to deliver notice is materially prejudicial to its ability to defend such action. Any omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 1.8.

                        (d) If the indemnification provided for in this Section
1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided that in no event shall any Holder be required to contribute under this subsection 1.8(d) an aggregate amount in excess of the gross proceeds from the offering received by such Holder less any amounts paid by the Holder pursuant to subsection 1.8(b). The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                        (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control as to the parties to the underwriters agreement and any stockholders of the Company selling shares of the Company in such offering.

                        (f) The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                1.9 Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                        (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                        (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                        (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

                1.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least five hundred thousand (500,000) shares of Registrable Securities (subject to appropriate adjustment for stock splits, dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time before such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.11 and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee of a holder of Registrable Securities, (i) the holdings of affiliated partnerships and other entities, constituent or retired partners or members (collectively, "Affiliated Members") and (ii) the holdings of spouses and ancestors, lineal descendants and siblings who acquire Registrable Securities by gift, will or intestate succession (collectively, "Family Members") shall in each case be aggregated together; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall designate in writing to the Company on behalf of the entire group of Affiliated Persons or Family Members, as the case may be, a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

                1.11 "Market Stand-Off" Agreement. Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it as of the effective date except Registrable Securities included in such registration; provided, however, that:

                        (a) all officers and directors of the Company enter into substantially similar agreements; and

                        (b) such market stand-off time period shall not exceed one hundred eighty (180)

days except as may be agreed to by holders of a majority of the then outstanding Registrable Securities.

        Each Investor agrees to provide to the underwriters of any public offering such further agreement as such underwriter may require in connection with this market stand-off agreement. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                1.12 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (a) five (5) years following the consummation of an underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement on form S-1 or SB-2 under the Securities Act yielding gross proceeds to the Company in excess of twenty million dollars $20,000,000 (a "Qualified IPO"), and (b) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder's shares during a three (3)-month period without registration.

        2. Right of First Refusal.

                2.1 General. Each Holder (as defined in Section 1.1(b)) and any party to whom such Holder's rights under this Section 2 have been duly assigned in accordance with Section 2.6 (each such Holder or assignee being hereinafter referred to as a "Rights Holder") has the right of first refusal to purchase such Rights Holder's Pro Rata Share (as defined below), of all (or any part) of any "New Securities" (as defined in Section 2.2) that the Company may from time to time issue after the date of this Agreement. A Rights Holder's "Pro Rata Share" for purposes of this right of first refusal is the ratio of (a) the number of Registrable Securities as to which such Rights Holder is the Holder (and/or is deemed to be the Holder under Section 1.1(b)), to (b) a number of shares of Common Stock of the Company equal to the sum of (1) the total number of shares of Common Stock of the Company then outstanding plus (2) the total number of shares of Common Stock of the Company into which all then outstanding shares of Preferred Stock of the Company are then convertible plus (3) the number of shares of Common Stock of the Company reserved for issuance under stock purchase and stock option plans of the Company and outstanding warrants.

                2.2 New Securities. "New Securities" shall mean any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however, that the term "New Securities" does not include:

                        (a) shares of Common Stock issued or issuable upon conversion of the outstanding shares of the Preferred Stock;

                        (b) up to an aggregate of 8,568,210 shares (such number to be calculated net of any repurchases of such shares by the Company and net of any expired or terminated options, warrants or rights and to be proportionately adjusted to reflect any subsequent split, subdivision, combination or reverse stock split of the outstanding shares of Common Stock of the Company) issued as

                                (i) shares of Common Stock (or options, warrants or rights therefor) granted or issued hereafter to employees, officers, directors, contractors, consultants or advisers to, the Company or any Subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board of Directors;

                                (ii) shares of the Company's Common Stock or Preferred Stock (and/or options or warrants therefor) issued or issuable to parties providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar financing, under arrangements approved by the Board of Directors;

                        (c) shares of Common Stock or Preferred Stock issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity;

                        (d) any shares of Series C Preferred Stock issued under the Series C Preferred Stock Purchase Agreement of even date herewith;

                        (e) any securities issuable upon exercise of any options, warrants or rights to purchase any securities of the Company outstanding on the date of this Agreement ("Warrant Securities") and any securities issuable upon the conversion of any Warrant Securities or upon the exercise or conversion of any securities, if such securities were first offered to the Rights Holders hereunder;

                        (f) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split or stock dividend; and

                        (g) securities offered by the Company to the public pursuant to a registration statement filed under the Securities Act.

                2.3 Procedures. In the event that the Company proposes to undertake an issuance of New Securities, it shall give to each Rights Holder written notice of its intention to issue New Securities (the "Notice"), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder shall have ten (10) business days from the date of mailing of any such Notice to agree in writing to purchase such Rights Holder's Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder's Pro Rata Share). If any Rights Holder fails to so agree in writing within such ten (10) business day period to purchase such Rights Holder's full Pro Rata Share of an offering of New Securities (a "Nonpurchasing Holder"), then such Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of his Pro Rata Share of such New Securities that he did not so agree to purchase and the Company shall promptly give each Rights Holder who has timely agreed to purchase his full Pro Rata Share of such offering of New Securities (a "Purchasing Holder") written notice of the failure of any Nonpurchasing Holder to purchase such

Nonpurchasing Rights Holder's full Pro Rata Share of such offering of New Securities (the "Overallotment Notice"). Each Purchasing Holder shall have a right of overallotment such that such Purchasing Holder may agree to purchase a portion of the Nonpurchasing Holders' unpurchased Pro Rata Shares of such offering on a pro rata basis according to the relative Pro Rata Shares of the Purchasing Rights Holders, at any time within five (5) business days after receiving the Overallotment Notice.

                2.4 Failure to Exercise. In the event that the Rights Holders fail to exercise in full the right of first refusal within such ten (10) plus five (5) business day period, then the Company shall have 120 days thereafter to sell the New Securities with respect to which the Rights Holders' rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company's Notice to the Rights Holders. In the event that the Company has not issued and sold the New Securities within such 120 day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 2.

                2.5 Termination. This right of first refusal shall terminate (a) immediately before the closing of the first underwritten sale of Common Stock of the Company to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act, covering the offer and sale of Common Stock to the public at an aggregate gross public offering price (calculated before deduction of underwriters' discounts and commissions) of at least twenty million dollars ($20,000,000) or (b) upon an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction (x) own, immediately after such transaction, securities representing less than a majority of the voting power of the corporation or other entity surviving such transaction and (y) receive cash, securities registered under Section 12 of the Exchange Act, or a combination thereof in exchange for all shares of Common Stock of the Company owned by such holders immediately before such transaction.

                2.6 Assignment of Right of First Refusal. The right to purchase the Pro Rata Shares pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least five hundred thousand (500,000) shares of Registrable Securities (subject to appropriate adjustment for stock splits, dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time before such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such right of first refusal are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.11 and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee of a holder of Registrable Securities, (i) the holdings of Affiliated Members and (ii) the holdings of Family Members shall in each case be aggregated together; provided that all assignees and transferees who would not qualify individually for assignment of the right of first refusal shall designate in writing to the Company on behalf of the entire group of Affiliated Persons or Family Members, as the case may be, a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 2.

        3. Covenants of the Company.

                3.1 Delivery of Financial Statements. The Company shall deliver to each Investor, so long as such Investor shall be a Holder of at least five hundred thousand (500,000) Shares (subject to appropriate adjustment for stock splits, dividends, combinations and other recapitalizations):

                        (a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders' equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

                        (b) as soon as practicable, but in any event within sixty (60) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter.

                3.2 Inspection. The Company shall permit each Investor, so long as such Investor shall be a Holder of at least five hundred thousand (500,000) Shares (subject to appropriate adjustment for stock splits, dividends, combinations and other recapitalizations), at such Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Holder; provided, however, that the Company shall not be obligated pursuant to this
Section 3.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information unless the recipient is not deemed by the Board of Directors to be a competitor or potential competitor of the Company and such Holder signs an appropriate nondisclosure agreement.

                3.3 Termination of Covenants. The covenants set forth in this
Section 3 shall terminate and be of no further force or effect (a) upon a Qualified IPO or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act, whichever event shall first occur, or (b) with respect to the covenants set forth in
Section 3.2, as to any Holder, or transferee or assignee of such Holder, who is deemed by the Board of Directors of the Company to be a competitor or potential competitor of the Company.

        4. Miscellaneous.

                4.1 Additional Parties. In the event of the issuance of warrants to purchase Preferred Stock to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, the terms of which are approved by the Board of Directors of the Company, upon execution of a counterpart signature page by any such entity and without need for an amendment hereto except to add such entity's name to Exhibit B hereto, any such entity shall become a party to this Agreement and shall be deemed an "Investor" for purposes of Sections 1, 2 and 4 of this Agreement as of the date of execution of such counterpart signature page.

                4.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                4.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as such laws apply to agreements entered into by residents of California and to be performed entirely within such state.

                4.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                4.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                4.6 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five
(5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one
(1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Investors, at the Investors' respective addresses as set forth on Exhibit A or Exhibit B hereto and (ii) if to the Company, at the address of its principal corporate offices (attention:
Secretary), or in any such case at such other address as a party may designate by ten (10) days' advance written notice to the other party pursuant to the provisions above.

                4.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                4.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

                4.9 Aggregation of Stock. All shares of the Series F, Series A, Series B, and Series C Preferred Stock of the Company held or acquired (or Common Stock issuable upon conversion thereof) by affiliated entities or persons shall be aggregated together for the purpose of determining the availability or discharge of any rights under this Agreement.

                4.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                4.11 Entire Agreement; Amendment; Waiver. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.



                            [Signature Page Follows]

COMPANY:                                INVESTOR:

NIKU CORPORATION                        J.H. WHITNEY III, L.P.

                                        By: J.H. Whitney
                                            Equity Partners III, LLC,
                                            Its General Partner

By:                                     By:
   ---------------------------------       -------------------------------------
   Farzad Dibachi, President               Name:
                                           A Managing Member

                                        WHITNEY STRATEGIC
                                           PARTNERS III, L.P.

                                        By: J.H. Whitney
                                        Equity Partners III, LLC,
                                        Its General Partner

                                        By:
                                           -------------------------------------
                                        Name:
                                        A Managing Member

                                LIST OF EXHIBITS

Exhibit A - Existing Investors
Exhibit B - New Investors

NAME                                                                    NO. OF SHARES
----                                                                    -------------
J. H. Whitney III, L.P.                                                   4,416,199
177 Broad Street
Stamford, CT 06901
Attn: Mr. Daniel J. O'Brien

Whitney Strategic Partners III, L.P.                                        106,414
177 Broad Street
Stamford, CT 06901
Attn: Mr. Daniel J. O'Brien

         in each case, with copies to:

         Morrison Cohen Singer & Weinstein, LLP
         750 Lexington Avenue
         New York, NY 10022
         Attn: David A. Scherl, Esq

Peter O. Crisp                                                               25,126
103 Horseshoe Road
Mill Neck, NY 11765

F & W Investments 1998                                                       25,126
2 Palo Alto Square
Palo Alto, CA 94306

Kip Fern                                                                     25,126
6222 185th Avenue NE
Redmond, WA 99052

Terence J. Garnett and Katrina A. Garnett,                                  502,513
Trustees of the Garnett
Family Trust U/D/T dated 4/2/97
2494 Sand Hill Road, Suite 200
Menlo Park, CA 94025

Terence J. Garnett                                                           75,377
2494 Sand Hill Road, Suite 200
Menlo Park, CA 94025

NAME                                                                    NO. OF SHARES
----                                                                    -------------
Hambrecht & Quist
Attn:  Michael Beblo, CFO
One Bush Street
San Francisco, CA 94104

         Hambrecht & Quist California                                        49,121

         Hambrecht & Quist Employee Venture Fund, L.P. II                    28,391

         Access Technology Partners, L.P.                                   396,985

         Access Technology Partners Brokers Fund, L.P.                        4,397

         Cristina Morgan                                                     12,563

         A.G. Edwards & Sons C/F Douglas P. Smith IRA Account                 5,025

         Kenneth Hao                                                          2,513

         Donald Fornes                                                        3,518

Phoenix Partners IIIB                                                       251,256
Attn: David Moss
1000 Second Avenue, Suite 3600
Seattle, WA 99104

Phoenix Partners IV                                                         251,256
Attn: David Moss
1000 Second Avenue, Suite 3600
Seattle, WA 99104

TCW/ICICI India Private Equity Fund, L.L.C                                  705,944
c/o Trust Company of the West
Michael Sheldon, Managing Director
865 South Figueroa Street
Los Angeles, CA 90017

TCW/ICICI India Private Equity Amp Fund, L.L.C                              299,081
c/o Trust Company of the West
Michael Sheldon, Managing Director
865 South Figueroa Street
Los Angeles, CA 90017

NAME                                                                    NO. OF SHARES
----                                                                    -------------
Michael Tyrrell                                                              25,126
27 Ballast Lane
Marblehead, MA 01945

Venrock Associates                                                          999,246
Kim Rummelsburg
2494 Sand Hill Road, Suite 200
Menlo Park, CA 94025

Venrock Associates II, L.P.                                               1,437,940
Kim Rummelsburg

2494 Sand Hill Road, Suite 200
Menlo Park, CA 94025

Maynard and Irene Webb,                                                      50,251
Trustees of the Webb Family Trust
Dated June, 1995
P. O. Box 8975
17688 Calle Mayor
Rancho Santa Fe, CA 92067-8975

Henricus J. Stander III                                                      25,126
c/o Trust Company of the West
Michael Sheldon, Managing Director
865 South Figueroa Street
Los Angeles, CA 90017

Mark A. Moore                                                                12,563
708 Laurel Avenue
Burlingame, CA 94010

Comdisco, Inc.                                                              251,256
Attention:  Grace Gillen
3000 Sand Hill Road
Building 1, Suite 155
Menlo Park, CA 94025

       TOTAL                                                              9,987,439

                                    EXHIBIT E

                                NIKU CORPORATION
                     AMENDED AND RESTATED CO-SALE AGREEMENT

                THIS AMENDED AND RESTATED CO-SALE AGREEMENT (this "Agreement") is made as of the _____ day of May, 1999 by and among Farzad and Rhonda L. Dibachi, Trustees of the Dibachi Family Trust UDT Dated 2-11-98 ("Dibachi") and The Garnett 1996 Children's Trust UTA dtd 3-11-98, Howard S. Zeprun, Trustee (the "Founders"), Niku Corporation, a Delaware corporation (the "Company"), and those holders of the Company's securities whose names are set forth on Exhibit A hereto (collectively the "Existing Investors") and those holders of the Company's securities whose names are set forth on Exhibit B hereto (collectively the "New Investors"). The New Investors and the Existing Investors are referred to collectively herein as the "Investors."

        THE PARTIES HEREBY AGREE AS FOLLOWS:

        1. SALES BY FOUNDERS.

                (a) NOTICE OF SALES. Should any Founder propose to accept one or more bona fide offers (collectively, a "Purchase Offer") from any person or persons for the purchase of (i) the Company's Common Stock owned by such Founder or (ii) with respect only to Dibachi, the Series F Preferred Stock owned by Dibachi, or the shares of Common Stock into which such shares convert (the "Dibachi Shares", and together with the shares of Common Stock described in clause (i) above, the "Shares") from such Founder (other than as set forth in
Section 1(e) hereof), such Founder shall promptly deliver a notice (the "Notice") to the Company and each Investor stating the terms and conditions of such Purchase Offer including, without limitation, the number of Shares to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

                (b) CO-SALE RIGHT. Each Investor shall have the right (the "Co-Sale Right"), exercisable upon written notice to the Company within fifteen
(15) business days, to participate in such Founder's sale of Shares pursuant to the specified terms and conditions of such Purchase Offer. To the extent an Investor exercises such Co-Sale Right in accordance with the terms and conditions set forth below, the number of Shares which such Founder may sell pursuant to such Purchase Offer shall be correspondingly reduced. The Co-Sale Right of each Investor shall be subject to the following terms and conditions:

                        (i) CALCULATION OF SHARES. Each Investor may sell all or any part of that number of shares of Common Stock of the Company issued or issuable upon conversion of Preferred Stock or Common Stock received in connection with any stock dividend, stock split or other reclassification thereof (the "Conversion Shares") equal to the product obtained by multiplying
(x) the aggregate number of Shares covered by the Purchase Offer by (y) a fraction, the numerator of which is the number of Conversion Shares at the time owned by such Investor and the denominator of which is the combined number of Conversion Shares of the Company at the time owned by all Investors and all Founders participating in such sale, including shares transferred by such Founder to Permitted Transferees (as hereinafter defined) in accordance herewith. The provisions of this Agreement do not confer any Co-Sale rights with respect to any shares of Common Stock or other securities held by an Investor that are not Conversion Shares, nor do the provisions of this Agreement subject any shares of Preferred Stock of the Company held by the Founders to the Co-Sale rights of the Investors, other than the Shares.

                        (ii) DELIVERY OF CERTIFICATES. Each Investor may effect its participation in the sale by delivering to the selling Founder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the number of shares of Preferred Stock, or Common Stock issued upon conversion thereof, which such Investor elects to sell.

                (c) TRANSFER. The stock certificate or certificates which the Investor delivers to the selling Founder pursuant to Section 1(b) shall be delivered by such Founder to the prospective purchaser in consummation of the sale pursuant to the terms and conditions specified in the Notice, and such Founder shall promptly thereafter remit to such Investor that portion of the sale proceeds to which such Investor is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares of capital stock of the Company from an Investor exercising its Co-Sale Right hereunder, the selling Founder or Founders shall not sell to such prospective purchaser or purchasers any shares of capital stock unless and until, simultaneously with such sale, the selling Founder or Founders shall purchase such shares from such Investor for the same consideration and on the same terms and conditions as the proposed transfer described in the Notice (which terms and conditions shall be no less favorable than those governing the sale to the purchaser by the Founder or Founders).

                (d) NO ADVERSE EFFECT. The exercise or non-exercise of the rights of the Investors hereunder to participate in one or more sales of Shares made by a Founder shall not adversely affect their rights to participate in subsequent sales of Shares by a Founder.

                (e) PERMITTED TRANSACTIONS. The provisions of Section 1 of this Agreement shall not pertain or apply to:

                        (i) Any pledge of the Shares made by a Founder pursuant to a bona fide loan transaction which creates a mere security interest;

                        (ii) Any repurchase of Shares by the Company;

                        (iii) Any bona fide gift;

                        (iv) Any transfer to a Founder's ancestors, descendants or spouse or to a trust for their benefit;

                        (v) Any sale or transfer of Shares between the Founders; or

                        (vi) Sale(s) or transfer(s) by a Founder in an amount not exceeding 500,000 shares of Common Stock in the aggregate over the term of this Agreement.

provided, that (x) the Founder(s) shall inform the Investors of such pledge, transfer or gift prior to effecting it, and (y) the pledgee, transferee or donee (collectively, the "Permitted Transferees") shall furnish the Investors with a written agreement to be bound by and comply with all provisions of this Agreement applicable to the Founders.

        2. PROHIBITED TRANSFERS; PUT OPTION. Any attempt by a Founder to transfer shares of the Company in violation of Section 1 hereof (a "Prohibited Transfer") shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the holders of a majority of the Conversion Shares. In the event of a Prohibited Transfer, in addition to such other remedies as may be available at law, in equity or hereunder, if any, the Investors shall have the put option provided below, and the Founders or Founders who made the Prohibited Transfer shall be bound by the provisions of such option.

                (a) In the event of a Prohibited Transfer, each Investor shall have the right to sell to the Founder or Founders who made the Prohibited Transfer the type and number of Shares equal to the number of shares each Investor would have been entitled to transfer to the third party purchaser under
Section 1 hereof, had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

                        (i) The price per share at which the shares are to be sold to the Founder or Founders who made the Prohibited Transfer shall be equal to the price per share paid by the third party purchaser to such Founder in such Prohibited Transfer. The Founder shall also reimburse each Investor for fees and expenses, including legal fees and expenses, directly incurred pursuant to the exercise or the attempted exercise of the Investor's rights under this Section 2.

                        (ii) Within ninety (90) days after the date on which an Investor receives notice of the Prohibited Transfer or otherwise becomes aware of the Prohibited Transfer, such Investor shall, if exercising the option created hereby, deliver to the Founder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                        (iii) Such Founder shall, upon receipt of the certificate or certificates for the shares to be sold by an Investor, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, in cash or by other means acceptable to the Investor.

                (b) Notwithstanding the foregoing, any attempt by a Founder to transfer securities in violation of this Section 2 shall be voidable at the option of the holders of a majority of the Conversion Shares if such holders do not elect to exercise the put option set forth in this Section 2, and the Company agrees it will not effect such a transfer, nor will the holders of a majority of the Conversion Shares treat any alleged transferee as the holder of such shares, without the written consent of the holders of a majority of the Conversion Shares.

        3. LEGENDED CERTIFICATES. Each certificate representing Shares now or hereafter owned by the Founders or issued to any Permitted Transferee pursuant to Section l(e) shall be endorsed with the following legend:

                "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CO-SALE AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF COMMON AND PREFERRED STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

        The foregoing legend shall be removed upon termination of this Agreement in accordance with the provisions of Section 4(a).

        4. MISCELLANEOUS PROVISIONS.

                (a) TERMINATION. This Agreement shall terminate (and shall not apply to any transfer by a Founder in connection with) (a) upon the consummation of an underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement on form S-1 or SB-2 under the Securities Act, yielding gross proceeds to the Company in excess of twenty million dollars ($20,000,000) or (b) upon an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction
(x) own, immediately after such transaction, securities representing less than a majority of the voting power of the corporation or other entity surviving such transaction and (y) receive cash, securities registered under Section 12 of the Securities Exchange Act of 1934, or a combination thereof in exchange for all shares of Common Stock of the Company owned by such holders immediately before such transaction.

                (b) SUCCESSORS AND ASSIGNS. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. The rights of the Investors hereunder shall be assignable only (i) by each of such Investors to any other Investor or (ii) an assignee or transferee who acquires not less than 500,000 shares of Conversion Shares; provided that such limitation shall not apply to transfers by an Investor to constituent shareholders, constituent partners or retired constituent partners (including any constituent of a constituent) of the Investor (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire the Preferred Stock or Common Stock issued upon conversion thereof) if all such transferees or assignees irrevocably agree in writing to appoint a single representative as their attorney in fact for the purpose of receiving any notices and exercising their rights under this Agreement.

                (c) GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as such laws apply to agreements entered into by residents of California and to be performed entirely within such state.

                (d) COUNTERPARTS. This Agreement may be executed in two or more Counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                (e) TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                (f) NOTICES. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five
(5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one
(1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Investors, at the Investors' respective addresses as set forth on Exhibit A hereto and (ii) if to the Company, at the address of its principal corporate offices (attention: Secretary), or in any such case at such other address as a party may designate by ten (10) days' advance written notice to the other party pursuant to the provisions above.

                (g) EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                (h) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Series B Preferred Stock then outstanding and at least two-thirds (66 2/3%) of the Series C Preferred Stock then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company, each holder of Preferred Stock and any holder of Shares then outstanding.

                (i) AGGREGATION OF STOCK. All shares of the Preferred Stock of the Company held or acquired (or Common Stock issuable upon conversion thereof) by affiliated entities or persons shall be aggregated together for the purpose of determining the availability or discharge of any rights under this Agreement.

                (j) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                (k) ENTIRE AGREEMENT. This Agreement (including the Exhibit hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof



                            [Signature Pages Follow]

        The parties have executed this Amended and Restated Co-Sale Agreement as of the date first written above.


COMPANY:                                INVESTOR:

NIKU CORPORATION
                                        ----------------------------------------
                                        Name of Investor

By:                                     By:
   ---------------------------------       -------------------------------------
   Farzad Dibachi, President            Title:
                                              ----------------------------------



FOUNDERS:


-------------------------------------
Farzad and Rhonda L. Dibachi,
Trustees of the
Dibachi Family Trust
UDT Dated 2-11-98

-------------------------------------
Garnett 1996 Children's Trust
UTA dtd 3-11-98,
Howard S. Zeprun, Trustee

                                LIST OF EXHIBITS


Exhibit A - Existing Investors:         See Exhibit A to Third Amended and
                                        Restated Investors' Rights Agreement

Exhibit B - New Investors:              See Exhibit A to Series C Stock Purchase
                                        Agreement

                                    Exhibit F

                                NIKU CORPORATION

                      AMENDED AND RESTATED VOTING AGREEMENT

        THIS AMENDED AND RESTATED VOTING AGREEMENT (this "Agreement") is made as of the 13th day of May, 1999 by and among Niku Corporation, a Delaware corporation (the "Company") and those holders of the Company's securities whose names are set forth on Exhibit A hereto (the "Investors") in connection with that Series C Preferred Stock Purchase Agreement (the "Stock Purchase Agreement") dated the date hereof by and among the Company and certain Purchasers (as defined in the Stock Purchase Agreement).

                                    AGREEMENT

        THE PARTIES AGREE AS FOLLOWS:

        1. ELECTION OF DIRECTORS.

                1.1 BOARD REPRESENTATION. At any meeting of the shareholders of the Company at which members of the Board of Directors of the Company are to be elected, or whenever members of the Board of Directors are to be elected by written consent, the parties agree to vote or act with respect to their shares (whether now or hereinafter acquired) so as to elect (a) one (1) member of the Company's Board of Directors designated by Venrock Associates and Venrock Associates II, L.P. (collectively "Venrock"), such director to initially be Terence Garnett, (b) Farzad Dibachi, and (c) so long as J. H. Whitney III, L. P., Whitney Strategic Partners III, L. P. or any of their respective affiliates (collectively, "Whitney") beneficially own at least twenty-five percent (25%) of the amount of Series C Preferred Stock of the Company purchased by Whitney at the Initial Closing (the "Minimum Amount"), one (1) member of the Company's Board of Directors designated by Whitney (a "Whitney Representative"), such director to initially be Michael Brooks.

                1.2 BOARD OBSERVATION. The parties agree that, if the Venrock or Whitney designee to the Board of Directors to the Company is unable to attend a meeting of the Board of Directors, Venrock or Whitney as applicable, may cause another representative of Venrock or Whitney as applicable to attend such meeting as an observer, provided that the Company shall have the right to exclude such representative from all or any part of a Board meeting if in its reasonable judgment such exclusion is necessary to preserve the attorney-client privilege or to protect the Company's trade secrets or similar confidential information.

        2. LEGENDS. Each certificate representing shares of the Company's capital stock held by Investors or any assignee of the Investors shall bear the following legend; provided, however, that stock certificates held by any assignee of the Investors shall only bear such legend until an underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement on form SB-1 or SB-2 under the Securities Act, yielding gross proceeds to the Company in excess of twenty million dollars ($20,000,000):

                "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT."

        3. TERMINATION.

                3.1 TERMINATION EVENTS. This Agreement shall terminate, except as to the obligation to vote for the Whitney Representative, upon the consummation of an underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement on form S-1 or SB-2 under the Securities Act, yielding gross proceeds to the Company in excess-of twenty million dollars ($20,000,000).

                3.2 REMOVAL OF LEGEND. At any time after the termination of this Agreement in accordance with Section 3.1 as to any party, any party as to which this Agreement has been terminated who holds a stock certificate legended pursuant to Section 2 may surrender such certificate to the Company for removal of the legend, and the Company will duly reissue a new certificate without the legend.

        4. MISCELLANEOUS.

                4.1 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                4.2 AMENDMENTS AND WAIVERS. Any term hereof may be amended or waived only with the written consent of the Company, Venrock, Whitney, and holders of at least a majority of the Shares held by the other parties hereto. Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon the Company, the Investors, and each of their respective successors and assigns.

                4.3 NOTICES. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five
(5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one
(1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to a Purchaser, at such Purchaser's address as set forth on Exhibit A, and (ii) if to the Company, at the address of its principal corporate offices (attention: Secretary), or at such other address as a party may designate by ten days' advance written notice to the other party pursuant to the provisions above.

                4.4 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

                4.5 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely in California.

                4.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                4.7 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.



                            [Signature Page Follows]

        The parties hereto have executed this Amended and Restated Voting Agreement as of the date first written above.


COMPANY:                                STOCKHOLDERS

NIKU CORPORATION

                                        ----------------------------------------
                                        (Investor)

By:                                     By:
   --------------------------------        -------------------------------------
   Farzad Dibachi, President

Address:                                Name:
955A Charter Street                          -----------------------------------
Redwood City, CA 94063                       (Print)

                                        Title:
                                              ----------------------------------

                                    Exhibit A

                                    INVESTORS

          SEE EXHIBIT A TO SERIES C PREFERRED STOCK PURCHASE AGREEMENT

                                    Exhibit G

                                NIKU CORPORATION

                          CONFIDENTIAL INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT

        As a condition of my becoming employed (or my employment being continued) by or retained as a consultant (or my consulting relationship being continued) by Niku Corporation, a Delaware corporation or any of its current or future subsidiaries, affiliates, successors or assigns (collectively, the "Company"), and in consideration of my employment or consulting relationship with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following:

        1. EMPLOYMENT OR CONSULTING RELATIONSHIP. I understand and acknowledge that this Agreement does not alter, amend or expand upon any rights I may have to continue in the employ of, or in a consulting relationship with, or the duration of my employment or consulting relationship with, the Company under any existing agreements between the Company and me or under applicable law. Any employment or consulting relationship between the Company and me, whether commenced prior to or upon the date of this Agreement, shall be referred to herein as the "Relationship."

        2. AT-WILL RELATIONSHIP. I understand and acknowledge that my Relationship with the Company is and shall continue to be at-will, as defined under applicable law, meaning that either I or the Company may terminate the Relationship at any time for any reason or no reason, without further obligation or liability.

        3. CONFIDENTIAL INFORMATION.

                (a) COMPANY INFORMATION. I agree at all times during the term of my Relationship with the Company and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm, corporation or other entity without written authorization of the Board of Directors of the Company, any Confidential Information of the Company which I obtain or create. I further agree not to make copies of such Confidential Information except as authorized by the Company. I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the Relationship), prices and costs, markets, software, developments, inventions, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or created by me during the period of the Relationship, whether or not during working hours. I understand that

"Confidential Information" includes, but is not limited to, information pertaining to any aspects of the Company's business which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise. I further understand that Confidential Information does not include any of the foregoing items which has become publicly and widely known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

                (b) FORMER EMPLOYER INFORMATION. I represent that my performance of all terms of this Agreement as an employee or consultant of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or trust prior or subsequent to the commencement of my Relationship with the Company, and I will not disclose to the Company, or induce the Company to use, any inventions, confidential or proprietary information or material belonging to any previous employer or any other party.

                (c) THIRD PARTY INFORMATION. I recognize that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

        4. INVENTIONS.

                (a) INVENTIONS RETAINED AND LICENSED. I have attached hereto, as Exhibit A, a list describing with particularity all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to the commencement of the Relationship (collectively referred to as "Prior Inventions"), which belong solely to me or belong to me jointly with another, which relate in any way to any of the Company's proposed businesses, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If, in the course of my Relationship with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.

                (b) ASSIGNMENT OF INVENTIONS. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title and interest throughout the world in and to any and all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time in which I am employed by or a consultant of the Company (collectively referred to as "Inventions"), except as provided in
Section 4(e) below. I further acknowledge that all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets which are made by me (solely or jointly with others) within the scope of and during the period of my Relationship with the Company are "works made for hire" (to the greatest extent permitted by applicable law) and are compensated by my salary (if I am an employee) or by such amounts paid to me under any applicable consulting agreement or consulting arrangements (if I am a consultant), unless regulated otherwise by the mandatory law of the state of California.

                (c) MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my Relationship with the Company. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, and any other format. The records will be available to and remain the sole property of the Company at all times. I agree not to remove such records from the Company's place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the Company's business.

                (d) PATENT AND COPYRIGHT RIGHTS. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, trademarks, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company shall deem necessary in order to apply for, obtain, maintain and transfer such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement until the expiration of the last such intellectual property right to expire in any country of the world. If the Company is unable because of my mental or physical incapacity or unavailability or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent or copyright registrations thereon with the same legal force and effect as if originally executed by me. I hereby waive and irrevocably quitclaim to the Company any and all claims, of any nature whatsoever, which I now or hereafter have for infringement of any and all proprietary rights assigned to the Company.

                (e) EXCEPTION TO ASSIGNMENTS. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit B). I will advise the Company promptly in writing of any inventions that I believe meet such provisions and are not otherwise disclosed on Exhibit A.

        5. RETURNING COMPANY DOCUMENTS. I agree that, at the time of termination of my Relationship with the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to the Relationship or otherwise belonging to the Company, its successors or assigns. I further agree that to any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. In the event of the termination of the Relationship, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit C.

        6. NOTIFICATION TO OTHER PARTIES.

                (a) EMPLOYEES. In the event that I leave the employ of the Company, I hereby consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

                (b) CONSULTANTS. I hereby grant consent to notification by the Company to any other parties besides the Company with whom I maintain a consulting relationship, including parties with whom such relationship commences after the effective date of this Agreement, about my rights and obligations under this Agreement.

        7. SOLICITATION OF EMPLOYEES, CONSULTANTS AND OTHER PARTIES. I agree that during the term of my Relationship with the Company, and for a period of twenty-four (24) months immediately following the termination of my Relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees or consultants to terminate their relationship with the Company, or take away such employees or consultants, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity. Further, for a period of twenty-four (24) months following termination of my Relationship with the Company for any reason, with or without cause, I shall not solicit any licensor to or customer of the Company or licensee of the Company's products, in each case, that are known to me, with respect to any business, products or services that are competitive to the products or services offered by the Company or under development as of the date of termination of my Relationship with the Company.

        8. REPRESENTATIONS AND COVENANTS.

                (a) FACILITATION OF AGREEMENT. I agree to execute promptly any proper oath or verify any proper document required to carry out the terms of this Agreement upon the Company's written request to do so.

                (b) CONFLICTS. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to commencement of my Relationship with the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict with any of the provisions of this Agreement.

                (c) VOLUNTARY EXECUTION. I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

        9. GENERAL PROVISIONS.

                (a) GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

                (b) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, obligations, rights or compensation will not affect the validity or scope of this Agreement.

                (c) SEVERABILITY. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

                (d) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

                (e) SURVIVAL. The provisions of this Agreement shall survive the termination of the Relationship and the assignment of this Agreement by the Company to any successor in interest or other assignee.

                (f) ADVICE OF COUNSEL. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

                            [Signature Page Follows]

        The parties have executed this Agreement on the respective dates set forth below:

COMPANY:                                EMPLOYEE:
NIKU CORPORATION


------------------------------------    ----------------------------------------
Farzad Dibachi, President               Signature

                                        ----------------------------------------
                                        Printed Name

Date:                                   Date:
    --------------------------------         -----------------------------------

Address: 955 Charter Street             Address:
Redwood City, CA 94063                          --------------------------------

                                        ----------------------------------------

                                    EXHIBIT A

                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP
                             EXCLUDED FROM SECTION 4

                                                                                        Identifying Number
                 Title                                   Date                          or Brief Description
                 -----                                   ----                          --------------------







___ No inventions or improvements

___ Additional Sheets Attached

Signature of Employee/Consultant:_________________________________

Print Name of Employee/Consultant:________________________________

Date:_____________________________________________________________

                                    EXHIBIT B

Section 2870 of the California Labor Code is as follows:

        (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

                (2) Result from any work performed by the employee for the employer.

        (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

                                    EXHIBIT C

                            TERMINATION CERTIFICATION

        This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or property, or copies or reproductions of any aforementioned items belonging to Niku Corporation, its subsidiaries, affiliates, successors or assigns (together the "Company").

        I further certify that I have complied with all the terms of the Company's Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

        I further agree that, in compliance with the Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

        I further agree that for twenty-four (24) months from the date of this Certificate, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees or consultants to terminate their relationship with the Company, or take away such employees or consultants, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity. Further, for a period of twenty-four (24) months from the date of this Certificate, I shall not solicit any licensor to or customer of the Company or licensee of the Company's products, in each case, that are known to me, with respect to any business, products or services that are competitive to the products or services offered by the Company or under development as of the date of termination of my Relationship with the Company.

Date:
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                                        (Employee's Signature)

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                                        (Type/Print Employee's Name)